Exhibit 99.1

Investor Relations and Public Relations Contact:

Cindy Klimstra

(650) 962-4032

cindy_klimstra@conceptus.com

Conceptus® Appoints D. Keith Grossman President

and Chief Executive Officer

MOUNTAIN VIEW, Calif., December 8, 2011 – Conceptus, Inc. (Nasdaq: CPTS), developer of the Essure® procedure, the leading non-surgical permanent birth control method, announced today that D. Keith Grossman, 51, has been appointed President and Chief Executive Officer, effective immediately. Mr. Grossman succeeds Mark M. Sieczkarek, 57, who has resigned as the Company’s President, Chief Executive Officer and as a member of the Board of Directors. Mr. Grossman has also been appointed to the Company’s Board of Directors.

Mr. Grossman previously served as a Managing Director at TPG, one of the world’s largest private equity firms, where he initiated and led the medical device venture investing effort, and also served as a Senior Advisor to the firm’s buyout fund. During his time at TPG, Mr. Grossman led or participated in a broad range of investments, from early stage companies to large acquisitions.

Prior to joining TPG in 2007, Mr. Grossman spent 23 years in a variety of relevant industry operating roles, including as President and CEO of Thoratec Corporation from 1996 to 2006. While Mr. Grossman was CEO of Thoratec, the company pioneered a new market and category of implantable therapeutic devices for heart failure patients, which led to an increase in revenues from approximately $3 million to over $200 million, while expanding Thoratec’s market value more than twelve-fold to approximately $1.2 billion. Since 2006, Mr. Grossman has remained an active member of Thoratec’s Board of Directors, during which time the company has continued its growth and market leadership.

Mr. Grossman’s experience prior to Thoratec includes a variety of roles within Sulzermedica and American Hospital Supply Corporation, as well as numerous public and private Board of Directors memberships, including medical technology companies Intuitive Surgical (Nasdaq: ISRG) and Kyphon (Nasdaq: KYPH). Mr. Grossman received a BS in life sciences from The Ohio State University, and an MBA from Pepperdine University.

“We are very pleased to announce Keith Grossman as Conceptus’ President and CEO,” said Kathryn A. Tunstall, Chairman of the Board of Directors. “Keith is widely recognized in the medical technology industry as an outstanding business leader with an impressive track record of building clinically relevant businesses that create value for shareholders. Conceptus is focused at all levels on expanding the permanent contraceptive market, increasing the adoption of Essure and driving long-term growth. We are confident that Keith’s leadership and operational and financial expertise make him the ideal choice to lead us into the future, and look forward to leveraging his experience as a portfolio manager and successful CEO to help take Conceptus to the next level.”

Mr. Grossman said, “I am delighted to have the opportunity to lead Conceptus, a company with a compelling market opportunity. Conceptus is an industry leader with a truly differentiated product that improves clinical and economic outcomes for patients, a strong network of physician relationships and exceptionally dedicated employees. We have a solid foundation on which to build, with several recent key achievements, including affirmation of our patents, the launch of our new national direct-to-consumer advertising campaign, and several regulatory actions that expand the Essure market. In addition, the inclusion of permanent birth control under the Preventive Care Provisions of the Patient Protection and Affordable Care Act is a very positive development. We are confident in our ability to position Conceptus for long-term success and reach our full potential. I look forward to working with the Board, management team and talented employees to further the Company’s goals and make Essure the standard of care in permanent birth control.”

Ms. Tunstall continued, “We appreciate Mark Sieczkarek’s eight years of service to Conceptus as President, CEO and as a member of the Company’s Board. During Mark’s tenure, Conceptus grew its footprint significantly and brought about a major change in the practice of gynecology that led to many procedures being performed in a physician’s office, thereby advancing patient safety and comfort. We wish Mark all the best in his future endeavors.”

In connection with Mr. Grossman’s employment, Conceptus will grant inducement stock appreciation rights and restricted stock units to Mr. Grossman. These equity awards will be granted without stockholder approval pursuant to NASDAQ Listing Rule 5635(c)(4) and will consist of the following: (a) 600,000 SARs with an exercise price equal to the closing price of the Company’s common stock on the grant date, a seven-year duration and four-year vesting at a rate of 12.5% at six months, and thereafter equal monthly vesting over the next 42 months of service with the Company and (b) 150,000 RSUs with four-year vesting at a rate of 25% annually, subject to Mr. Grossman’s continued service to the Company. These equity awards will also be subject to automatic accelerated vesting and exercisability in the event of certain corporate transactions that constitute a change in control of the Company.

About the Essure® Procedure

The Essure procedure, FDA approved since 2002, is the first permanent birth control method that can be performed in the comfort of a physician’s office in less than 10 minutes (average hysteroscopic time) without hormones, cutting, burning or the risks associated with general anesthesia or tubal ligation. Soft, flexible inserts are placed in a woman’s fallopian tubes through the cervix without incisions. Over the next three months, the body forms a natural barrier around and through the inserts to prevent sperm from reaching the egg. Three months after the Essure procedure, a doctor is able to perform an Essure Confirmation Test to confirm that the inserts are properly placed and that the fallopian tubes are fully blocked, allowing the patient to rely upon Essure for permanent birth control.

The Essure procedure is 99.95% effective based on one year of follow up with zero pregnancies reported in clinical trials, making it the most effective form of permanent birth control on the market. The procedure is covered by most insurance plans, and when it is performed in a doctor’s office the cost to the patient may be as low as a simple co-pay. Essure has been proven and trusted by physicians since 2002, with more than 570,000 women worldwide having undergone the Essure procedure.

About Conceptus®, Inc.

Conceptus, Inc. is a leader in the design, development and marketing of innovative solutions in women’s healthcare. The Company manufactures and markets the Essure procedure. The Essure procedure is available in the United States, Europe, Australia, New Zealand, Canada, Mexico, Central and South America and the Middle East. The Company also promotes the GYNECARE THERMACHOICE® Uterine Balloon Therapy System by ETHICON™ Women’s Health & Urology, a division of Ethicon, Inc., in U.S. OB/GYN physician offices.

Please visit www.essure.com for more information on the Essure procedure. Patients may call the Essure Information Center at 1-877-ESSURE-1 with questions or to find a physician in their area.

The Conceptus, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7961

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, the accuracy of which is subject to known and unknown risks and uncertainties. These forward-looking statements include, without limitation, discussions regarding projected growth, affirmation of our intellectual property due to favorable litigation results, market expansion and our ability to market effectively to physicians and prospective patients, regulatory approval of our marketing claims, increasing the adoption of Essure and new management’s achievement of the Company’s goals. These discussions and other forward-looking statements included herein may differ significantly from actual results. Such differences may be based upon factors such as changes in strategic planning decisions by management, re-allocation of internal resources, changes in the impact of domestic and global macroeconomic pressures, reimbursement decisions by insurance companies and domestic and foreign governments, scientific advances by third parties, litigation risks, attempts to repeal all or part of the Patient Protection and Affordable Care Act of 2010, and the introduction of competitive products, as well as those factors set forth in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, and other filings with the Securities and Exchange Commission. These forward-looking statements speak only as to the date on which the statements were made. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

© 2011 Conceptus, Inc.—All rights reserved.

CC-2978 7DEC11F

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